EXHIBIT 23(A)





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of TXU Corp. (formerly known as Texas Utilities Company) on Form S-8 of our report dated February 1, 2001, appearing in the TXU Corp. Annual Report on Form 10-K for the year ending December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
May 31, 2001